SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2006

INSITE VISION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22332 (Commission File No.)	94-3015807 (I.R.S. Employer Identification Number

InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 865-8800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation
Item 3.02. Unregistered Sales of Securities

Second Closing of Private Placement of Senior Secured Promissory Notes and Warrants

On January 11, 2006, InSite Vision Incorporated (the “Company”) completed its second closing for the sale of $2.0 million in principal amount of 10% Senior Secured Promissory Notes of the Company (the “Notes”) and warrants (the “Warrants”) to purchase 400,000 shares of Common Stock of the Company, bringing the total offering from the first and second closings to $6.3 million in aggregate principal amount of Notes, and Warrants to purchase 1.26 million shares of Common Stock. The Company, Paramount BioCapital, Inc., as placement agent, and the investors in the first closing of the offering amended the terms of the offering to enable the Company to raise $6.3 million through the sale of Notes and Warrants rather than the $6.0 million originally contemplated. The Notes and Warrants were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. The terms of the Notes and Warrants issued in the second closing are identical to those of the first closing, other than the maturity date of the Notes, which are based on the date of the second closing. For additional information on the offering and the terms of the Notes and Warrants, please see the Company’s Form 8-K filed with the Securities and Exchange Commission on January 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2006	InSite Vision Incorporated (Registrant)

	By:	/s/ S. Kumar Chandrasekaran
Name: S. Kumar Chandrasekaran, Ph. D.
Title: Chief Executive Officer